EXHIBIT 99.300

Electric Market Before Restructuring

Market Pre-Restructuring Vertically integrated utilities Generation Transmission Distribution Utility given monopoly on electric service in area Obligation to serve demand in territory at regulated rates comes with the monopoly

Planning by Utility Long term Generation planning Transmission planning Distribution planning All based on forecasts of demand, import availability Mid to long term Contract with neighbors Buy and sell energy Buy and sell transmission services

Operation by Utility Mid to Short term Pre-scheduling Generation of energy Reserves Transmission facilities Real-time dispatch

Utility Integrates Planning and Operation Utility operates to "minimize" costs of service over short, mid, and long term Actual goal not truly minimum cost but achieving a cost that is "low enough" overall Too information and computation intensive to ensure actual minimum cost achieved "Satisficing" instead of optimizing Rates set by regulatory agencies Rates cover prudent costs and return on investment Risk of "prudent" investments and operations borne by utility's customers

Seeds of Restructuring

Public Utility Regulatory Policy Act Federal legislation in 1978 Required utilities to buy electric power from Independent Power Producers (IPPs) with Qualifying Facilities (QFs) QFs to be paid utilities avoided cost rates Goals included Increase efficiency (e.g. use waste heat to generate) Encourage renewable and green energy Foster competition

Some Effects of PURPA Positive Fostered IPPs Significant QF generation on line (e.g. California) Encouraged development of green energy Negative Many contracts had unattractive prices Long term contracts with avoided cost forecast High prices if fuel costs were off (e.g. $100/bbl oil prices) Left risk for unattractive prices with consumer.

Other Problems Perception that vertically integrated utilities favored their own generation (or contracts) and loads when providing access to transmission Perception that complexity of the rules of power pools made it difficult for non-members to procure transmission service

Energy Policy Act Federal legislation established in 1992 Promotes competition in wholesale electricity markets. Authorized FERC to mandate that transmission owning utilities provide access to their transmission lines to other utilities, non-utility producers, and other participants in the wholesale electricity market Access and rates to be the same for service that the transmission owning utility provides for its own use as for others use

Restructured Market

Restructuring Vertically integrated utilities are disaggregated to foster competition: Generation Transmission Distribution

Restructuring New entities provide different services: Generators and power marketers Compete to sell energy and ancillary services Load serving entities (LSEs) Compete to serve end use customers Transmission owners Provide nondiscriminatory transmission service Generators, LSEs and power marketers compete for limited transmission capacity Distribution companies Monopolies that deliver energy for a fee

Restructured Market Restructuring results in several interrelated markets: Markets are defined by the commodities traded Energy Transmission Ancillary Services (Reserves, Regulation, etc.) Markets are defined by time-frame of the trade Spot markets Day-ahead Real-time Forward markets Month ahead Year ahead

Market Types A range of possibilities for the structure of the individual markets. Forward markets Bilateral trades Continuous bid-ask markets Day-ahead spot markets Bilateral trades Pool Real-time spot market In the following, we will focus mainly on energy and transmission markets.

Institutions Restructuring may involve: Independent System Operator (ISO) Ensures reliability of the system Operates transmission system and sets A/S requirements Balances system in real time Power Exchange (PX) Energy market operator Scheduling function Some possibilities Combined ISO and PX Separate ISO and PX ISO only

Combined ISO/PX PJM Style Market

ISO/PX Spot Energy Market In day-ahead (real-time) market ISO/PX schedules (dispatches) to minimize cost based on bids Subject to transmission constraints Subject to unit physical constraints Subject to reserve requirements ISO sets locational price to marginal cost at the location Locational Marginal Price (LMP)

If No Unit, Transmission or Reserve Constraints If only constraint is energy balance Schedule at intersection of aggregate supply and demand curves Market clearing price is P* Price Quantity Demand Curve Supply Curve P* Q*

Effect of Transmission Constraints If transmission constraints exist, day-ahead scheduling (real-time dispatch) modeled as Optimal Power Flow Problem PJM uses full AC OPF In following example, we will use a DC OPF for simplicity Market clearing price of energy depends upon location

Energy Bids in Day-Ahead Market A C B 0 £ PA1 £ 200 @ $11/MWh Flow limit = 100 MWh Reactance = 0.00002 Flow limit = 50 MW Reactance = 0.00002 Flow limit = 100 MW Reactance = 0.00001 0 £ PB1 £ 200 @ $17/MWh 0 £ PC1 £ 50 @ $20/MWh 0 £ PC2 £ 50 @ $35/MWh 0 £ DC1 £ 200 @ $40/MWh Minimize Cost of Supply - Value of Demand Subject to line flow limits

Optimal Day-Ahead Schedule A C B Flow = 0 MWh Flow limit = 100 MWh Flow = 50 MWh Flow limit = 100 MW Flow = 100 MWh Flow limit = 100 MW LMPA = $11/MWh LMPB = $17/MWh LMPC = $23/MWh PA1 = 100 @ $11/MWh PB1 = 50 @ $17/MWh PC1 = 50 @ $20/MWh PC2 = 0 @ $35/MWh DC1 = 200 @ $40/MWh

Multi-part Energy Bids PJM-style markets actually use multi-part energy bids incremental energy costs start-up costs no-load costs Optimization may perform unit commitment to minimize overall costs LMPs may not be sufficient to compensate unit owners for all of their bid costs Uplift may be necessary

Congestion Costs The cost to send 1 MWh from location X to location Y is the difference in LMPs LMPY - LMPX In example it costs $12 to send 1 MWh from A to C This is the cost of rescheduling To send 1 MW from A to C, 4/5 MW would travel on line A->C To accommodate this flow Reduce PA1 by 2 MW at savings of 2´$11 = $22 Reduces flow on line by 8/5 MW Increase PB1 by 2 MW at cost of 2´$17= $34 Increases flow on line A->C by 4/5 MW Provides the net 4/5 MW required on line A->C for $12

Transmission Rights in PJM Transmission rights are defined as point to point A financial right to the difference in LMPs in each hour 1 MW FTR from A to C in example would give the owner the right to congestion rents of $12 for the hour If difference is negative, owner would pay the difference to ISO If FTR owner does not schedule a flow, he may be exposed to costs.

FTR Auction ISO runs periodic auctions to allocate FTRs ISO allocates some FTRs to "grand-fathered" parties Owners can offer to sell FTRs and others can bid to buy ISO ensures that the flows resulting if all FTRs are scheduled are feasible Counterflows may incerase the FTRs that ISO can allocate Creates a financial obligation if FTRs that created counterflows are not scheduled. Only ISO has the data needed to recombine transmission capacity on individual links or constraints to define point-to-point FTRs Limits ability to trade FTRs in secondary markets

Forward Markets Forward bilateral energy trades can be arranged They are constructed as contracts for differences against the day-ahead LMPs Seller receives LMP for injection amount from ISO Buyer pays LMP for withdrawal amount to ISO Buyer and seller settle for the difference between contract price and LMP for the contracted quantity (Contract Price - LMP) ´ (Contract Quantity) Trades can be arranged privately between two parties Trades can be arranged through an exchange

Separate ISO and PX California Style Market

California Market Structure A mix of several interrelated markets: Markets are defined by the commodities traded Energy Transmission Ancillary Services (Reserves and Regulation) Markets are defined by time-frame of the trade Spot markets Day-ahead Real-time Forward markets

Energy Spot Markets Structure allows multiple spot energy markets. Bilateral Markets Marketers develop their own trading and pricing rules. Schedule supplies and demands with the Independent System Operator (ISO) through Scheduling Coordinators (SCs). Power Exchange (PX -- a particular SC) Auction market A single real-time energy market run by ISO. Producers and consumers can select the energy spot markets in which they wish to trade.

Transmission Markets ISO runs day-ahead transmission markets via Congestion Management (CM) process PX and other SCs bid for access to paths on which congestion is expected to be commercially significant ISO also auctions transmission over longer terms Firm Transmission Rights (FTRs) are financial rights to get congestion revenues on commercially significant paths FTRs have physical tie-breaker rights FTRs auctioned yearly by ISO FTRs can be traded freely in multiple secondary markets FTR defined on a path, not point-to-point

Ancillary Service Markets ISO specifies ancillary service (A/S) requirements ISO runs day-ahead market Suppliers can bid to sell reserves or regulation capacity SCs can purchase their requirements SCs can also trade A/S to meet their A/S requirements Day-ahead markets Forward markets

Optimization & Market Interactions The separate markets interact SCs buy the transmission required for their energy transactions Generation capacity can supply energy or A/S capacity Several markets based on separate optimization models ISO transmission markets PX energy markets ISO A/S markets Coordination between markets largely left to participants

PX Day-Ahead Energy Market PX day-ahead energy market uses optimization. Minimize cost of supplies minus value of demands scheduled in each hour. Schedule at intersection of supply and demand curves. Price Quantity Demand Curve Supply Curve P* Q*

PX Day-Ahead Energy Market PX runs energy auctions in each hour of the day: Parties bid to sell energy Seller G1PX: (650 MWh @ $40/MWh) Seller G2PX: (700 MWh @ $50/MWh) Parties bid to buy energy Buyer D1PX: (100 MWh @ $80/MWh) Buyer D2PX: (600 MWh @ $70/MWh) Single price energy bid Start-up and no-load costs are not bid Unit commitment decision left to participant Each generator bears risk of market prices not covering its start- up or no-load costs.

PX Energy Markets 0 0 80 0 40 80 100 40 80 100 40 70 650 40 70 650 50 70 700 50 70 700 50 0 1350 50 0 1350 90 0 1400 90 0 Supply & Demand curves intersect at (700 MWh, $50/MWh): G1PX schedules 650 MWh. G2PX schedules 50 MWh. D1PX schedules 100 MWh. D2PX schedules 600 MWh. If there is no congestion, ISO will accept these schedules. What if there is transmission congestion?

ISO Day-Ahead Transmission Market SCs bid for the transmission required for their energy schedules in each hour of the day. ISO allocates transmission capacity on commercially significant paths to SCs to maximize the value of the available transmission. ISO does not run a forward energy market. ISO does not arrange trades between SCs beyond those that the SCs arrange themselves. Congestion on paths not deemed commercially significant is resolved in a second step that tries to keep changes to schedules small.

Coordinating Energy and Transmission SCs develop preferred energy schedules. Schedules as if transmission were not a problem. SCs develop adjustment bids. In PX, for example, supplies indicate how much more they would want to sell if price rises and how much less they would want to sell if price falls. Demands do the same. ISO uses adjustment bids to determine the value of transmission to a SC. Cost to a SC of adjusting its schedule to alleviate congestion.

Transmission Optimization Model Objective: Minimize total cost over all SCs. Cost of supplies scheduled less value of demands scheduled in the hour as measured by adjustment bids submitted by SCs. Controls: Supplies and demands of all SCs in the hour. Constraints: DC power flow model. Flows within limits on commercially significant paths. Each resource scheduled within range bid. Each SC's total supply equals its total demand.

Results ISO clears its day-ahead transmission market: ISO allocates congested transmission to the SCs that place the highest value on the capacity. ISO does not run a forward energy market. The ISO does not arrange energy trades between SCs. The SCs arrange their own voluntary trades. Each SC's day-ahead energy market is "cleared." SC's scheduled supplies equal its scheduled demands. Cost of SC's supplies minus value of SC's demands is minimized given the transmission capacity ISO allocates to SC.

Results SCs able to use locational marginal cost pricing. Locational marginal costs depend upon the SC. ISO uses marginal cost pricing for transmission. Congestion charges to SC depend upon the difference between a SC's locational marginal costs. Difference between marginal costs at two locations does not depend upon the SC. Congestion price for moving energy from one location to another is independent of the SC.

Results Markets that use the resulting marginal costs to set energy prices are revenue neutral. For example, PX payments to suppliers plus PX congestion payments to ISO equal PX charges to demands. ISO pays FTRs the value of capacity on path in the direction specified in the FTR. Total of ISO's congestion charges to SCs is equal to ISO's payments to FTRs.